UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2021

TAILWIND ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Courtney Ave. Los Angeles, CA		90046
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (646) 432-0610

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	TWND.U	The New York Stock Exchange
Share of Class A common stock included as part of the units	TWND	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TWND WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Tailwind Acquisition Corp. (the “Company”) announced the appointment of Boris Revsin as a new director of the Company. Mr. Revsin has been appointed to serve on the audit committee and as the chairman of the compensation committee of the Company, with such appointment effective upon him becoming a director of the Company.

Mr. Revsin is currently serving as the Managing Director and Head of Private Capital at Republic and a member of the board of directors of Tailwind Two Acquisition Corp. The Private Capital team at Republic manages over $300M in net assets, primarily focusing on frontier and financial technology. At Republic, Mr. Revsin is responsible for sourcing, managing the analyst team that underwrites investments, and serving as an advisor or board member to portfolio companies. At Republic, Mr. Revsin led investments into Robinhood, EquipmentShare, Long Term Stock Exchange, Relativity Space and many others. In the past, Mr. Revsin was the co-founder of VentureApp, now known as HqO, a leading property technology company backed with over $40M in venture capital. Prior to VentureApp, Mr. Revsin served as the co-founder of Breaktime Media, an advertising technology company, which he sold to Connelly Partners in 2015. Breaktime Media raised over $15M in venture capital from leading firms like Highland Capital and Charles River Ventures. Prior to Breaktime Media, Mr. Revsin worked as the lead engineer and project manager for eNilsson, the development and design agency attached to the 2008 Mitt Romney For President campaign. Mr. Revsin studied computer science at University of Massachusetts, Amherst.

The board of directors of the Company has affirmatively determined that Mr. Revsin meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Revsin will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Revsin is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tailwind Acquisition Corp.

Date: September 3, 2021	By:	/s/ Chris Hollod
		Name:	Chris Hollod
		Title:	Chief Financial Officer